UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2022

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	CHUC	N/A

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Dr. Edward Carmines, Ph.D.

On March 2, 2022, Charlies Holdings, Inc. (the “Company”) appointed Edward Carmines, Ph.D., to the Company's Board of Directors (the “Board”), to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Dr. Carmines, 67, is the Chief Scientific Officer of Chemular, Inc., where he designs and directs scientific and regulatory programs for Pre-Market Tobacco Applications for a host of contract clients across a wide range of tobacco product categories.  Dr. Carmines also serves as the Principal for Carmines Consulting, LLC, a position he has held since 2011, consulting for the regulated tobacco industry in the field of toxicology and regulatory affairs.  Dr. Carmines also serves as an Advisory Board Member of Sparq Life, Inc. a position he has held since 2016, focusing on the science of inhalation of non-tobacco products. Dr. Carmines received a Bachelor’s of Science degree in Chemistry, and a Ph.D. degree in Toxicology from the Medical College of Virginia (Virginia Commonwealth University).

As compensation as independent director, Dr. Carmines will receive (i) a $60,000 annual cash retainer, payable in equal quarterly installments, and (ii) a one-time grant (“Award”) of 400,000 restricted shares of the Company’s common stock, $0.001 par value per share (“Common Stock”).   The Award will vest as follows, subject to acceleration upon certain events, (a) 200,000 shares will vest on March 2, 2023, and (b) 200,000 shares will vest on March 2, 2024.

Except as disclosed herein, there are no related party transactions between the Company and Dr. Carmines that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Dr. Carmines as a member of the Company’s Board.

A copy of the press release announcing Dr. Carmine’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Grant of Restricted Stock Awards to Henry Sicignano

On March 2, 2022 (the “Grant Date”), the Board approved a one-time grant of 500,000 restricted shares of the Company’s Common Stock to the Company’s President, Henry Sicignano (the “Sicignano Award”), pursuant to the Charlie’s Holdings, Inc. 2019 Omnibus Equity Incentive Plan.  The Sicignano Award will vest as follows: (i) 166,667 shares will vest upon the earlier to occur of (a) the first anniversary of the Grant Date, (b) a Change in Control of the Company (as defined below), (c) Mr. Sicignano’s death or Disability (as defined below), (d) termination by Mr. Sicignano of his employment with the Company for Good Reason (as defined below), (e) the Company’s termination of Mr. Sicignano’s employment without Cause (as defined below) (subsections (b) through (e) of this paragraph are collectively, the “Acceleration Events”); (ii) 166,667 shares will vest on the second anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event; and (iii) 166,666 shares will vest on the third anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event.

If Mr. Sicignano’s services are terminated for any reason other than death, Disability, termination by Mr. Sicignano of his employment for Good Reason, or termination of Mr. Sicignano’s employment by the Company without Cause, all unvested shares shall be automatically forfeited upon such termination.

Grant of Restricted Stock Awards to Matthew Montesano

On the Grant Date, the Board approved a one-time grant of 565,000 restricted shares of the Company’s Common Stock to the Company’s Chief Financial Officer, Matthew Montesano (the “Montesano Award”), pursuant to the Charlie’s Holdings, Inc. 2019 Omnibus Equity Incentive Plan.  The Montesano Award will vest as follows: (i) 188,334 shares will vest on the first anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event; (ii) 188,333 shares will vest on the second anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event; and (iii) 188,333 shares will vest on the third anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event.

If Mr. Montesano’s services are terminated for any reason other than death, Disability, termination by Mr. Montesano of his employment for Good Reason, or termination of Mr. Montesano’s employment by the Company without Cause, all unvested shares shall be automatically forfeited upon such termination.

Grant of Restricted Stock Awards to Adam Mirkovich

On the Grant Date, the Board approved a one-time grant of 465,000 restricted shares of the Company’s Common Stock to the Company’s Chief Information Officer, Adam Mirkovich (the “Mirkovich Award”), pursuant to the Charlie’s Holdings, Inc. 2019 Omnibus Equity Incentive Plan.  The Mirkovich Award will vest as follows: (i) 155,000 shares will vest on the first anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event; (ii) 155,000 shares will vest on the second anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event; and (iii) 155,000 shares will vest on the third anniversary of the Grant Date, or on the earlier date of the occurrence of any Acceleration Event.

If Mr. Mirkovich’s services are terminated for any reason other than death, Disability, termination by Mr. Mirkovich of his employment for Good Reason, or termination of Mr. Mirkovich’s employment by the Company without Cause, all unvested shares shall be automatically forfeited upon such termination.

For each of the Sicignano Award, Montesano Award, and the Mirkovich Award: (A) termination by the Company for “Cause” shall be limited to termination of the respective officer based on any of the following grounds (i) fraud, misappropriation, embezzlement or acts of similar dishonesty, (ii) conviction of a felony crime, (iii) intentional and willful misconduct that subjects the Company to criminal liability, (iv) breach of the respective officer’s duty of loyalty to the Company or diversion or usurpation of corporate opportunities properly belonging to the Company, (v) material breach of this Agreement and/or any other agreement entered into between the Company and the respective officer, and/or (vi) willful and/or continued failure to satisfactorily perform the duties of Executive’s position; (B) “Good Reason” means the occurrence of any of the following, without the prior written consent of the respective officer, (i) failure of the Company to pay the respective officer’s compensation, (ii) a change in the location of the respective officer’s principal place of employment without the consent of the respective officer,  (iii) a change in job title, reporting, and/or duties of the respective officer without the consent of such officer, and/or (iv) a material breach of any provision of the respective officer’s employment agreement; (C) “Change of Control” means (i) a corporation, a partnership or a person, as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, acquires twenty five percent (25%) or more of the combined voting power of the outstanding securities of the Company or any entity which directly or indirectly controls the Company, which securities have the right to vote in elections of directors of the Company or any entity which directly or indirectly controls the Company, or (ii) the current members of the Board shall for any reason cease to constitute a majority of the Board, or (iii) the Company or any entity which directly or indirectly controls the Company disposes, by sale of stock, assets or otherwise, of all or substantially all of the business of the Company or the business of any entity which directly or indirectly controls the Company to a party or parties other than a subsidiary or other affiliate of the Company or any entity which directly or indirectly controls the Company pursuant to a partial or complete liquidation of the Company or any entity which directly or indirectly controls the Company, or (iv) the Board or any entity which directly or indirectly controls the Company approves the consolidation or merger of the Company or any entity which directly or indirectly controls the Company with or into any other person or entity (other than a wholly-owned subsidiary of the Company or any other entity which is directly or indirectly controlled by the Company), or any other person’s consolidation or merger with or into the Company or any entity which directly or indirectly controls the Company, which results in all or part of the outstanding shares of common stock of the Company or any entity which directly or indirectly controls the Company being changed in any way or converted into or exchanged for stock or other securities or cash or any other property; and (D) “Disability” means the respective officer’s failure, due to a mental or physical condition, to perform the essential functions of Executive’s position for more than 120 days in any 365 day period.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: March 3, 2022	By:	/s/ Ryan Stump
Ryan Stump
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Charlie’s Holdings, Inc., dated March 2, 2022